EXHIBIT INDEX

             Item 7.   Exhibits

             1. Registration Rights and Stock Restriction Agreement, dated as of March 31, 1987, between Charles R. Schwab and CL Acquisition Corporation.*

             2. Secured Demand Promissory Note, dated January 10, 1992, by Charles R. Schwab and Helen O. Schwab.**

             3. Form of Non-Qualified Stock Option Agreement, dated as of September 16, 1992, between The Charles Schwab Corporation and Charles R. Schwab.***

             4. Secured Demand Promissory Note, dated December 8, 1992, by Charles R. Schwab and Helen O. Schwab.***

             5.   Section 8.2.1 of The Charles and Helen Schwab Living
                  Trust.***

             *    Incorporated by reference to Exhibit 1 to Mr. Schwab's
                  Schedule 13D dated September 22, 1987.
             ** Incorporated by reference to Exhibit 5 to Amendment No. 4 to Mr. Schwab's Schedule 13D dated February 18, 1992.
             *** Incorporated by reference to Exhibits 4, 5 and 7, respectively, to Amendment No. 5 to Mr. Schwab's
                  Schedule 13D dated May 6, 1993.